UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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ALLIQUA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIQUA, INC.
850 Third Avenue
Suite 1801
New York, NY 10022
Telephone: 646-218-1450

August 29, 2013

Dear Shareholder:

In connection with the increase in the number of shares of our outstanding common stock, par value $0.001 per share, and shares of common stock reserved for issuance upon the exercise of outstanding options and warrants, our Board of Directors has approved, and is seeking shareholder approval for an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 500,000,000 to 2,000,000,000 (the “Proposal”).

In order to gain approval for the Proposal as quickly and efficiently has possible, the Board of Directors has determined to seek approval by majority written consent.  We are not holding a meeting of shareholders in connection with the Proposal.

By means of this consent solicitation, you are being asked to approve the Proposal.  Our Board of Directors unanimously recommends that you consent to the Proposal.

The Consent Solicitation Statement on the following pages describes the Proposal being presented to you in this consent solicitation in greater detail.

Our Board of Directors requests that you sign, date and return your consent in the enclosed envelope as soon as possible.

Sincerely,

 /s/ David I. Johnson

 David I. Johnson

 Chief Executive Officer

ALLIQUA, INC.
850 Third Avenue
Suite 1801
New York, NY 10022
Telephone: 646-218-1450

_______________________________
CONSENT SOLICITATION STATEMENT
AUGUST 29, 2013
_______________________________
GENERAL INFORMATION

Information Regarding Consents

This Consent Solicitation Statement is furnished in connection with the solicitation of shareholder consents by the Board of Directors of Alliqua, Inc. Our Board is soliciting these consents in lieu of a meeting of shareholders in order to obtain our shareholders’ approval of an amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 500,000,000 to 2,000,000,000 (the “Proposal”).

We intend to first mail this Consent Solicitation Statement and accompanying consent on or about August 29, 2013 to all shareholders entitled to vote. Only shareholders of record at the close of business on our record date of August 28, 2013 will be entitled to submit a written consent.

We are incorporated in the State of Florida and are therefore subject to Section 607.0704 of the Florida Business Corporation Act which permits our shareholders to take action without a meeting if the votes represented by consents in writing, setting forth the action so taken, represent a majority of our voting power. Our Board of Directors has determined that the consents must be received on or before September 12, 2013; however, this date may be extended by our Board of Directors in its sole discretion. Accordingly, if we receive executed consents approving the Proposal from the holders of a majority of the outstanding shares of our common stock on or before September 12, 2013 (unless the Board extends this date), the Proposal set forth herein will be approved.

Voting and Revocability of Consents

All written consents that we receive, regardless of when dated, will expire unless valid, written and unrevoked consents constituting the necessary vote for approval of the Proposal are received by us by September 12, 2013 (unless this date is extended by our Board of Directors). You may revoke your consent at any time, provided that we receive a written, signed and dated revocation before the earlier of (i) the date we receive valid, written and unrevoked consents constituting the necessary vote for approval of the Proposal or (ii) September 12, 2013 (or, if this date is extended by our Board of Directors, such later date). A revocation may be in any written form validly signed by you, as long as it clearly states that the consent previously given is no longer effective. The revocation should be sent to David I. Johnson, Chief Executive Officer, Alliqua, Inc., 850 Third Avenue, Suite 1801, New York, NY 10022.

We will pay the costs of soliciting these consents. In addition to soliciting consents by mail, our officers, directors and other regular employees, without additional compensation, may solicit consents personally, by facsimile, by email or by other appropriate means. Banks, brokers, fiduciaries and other custodians and nominees who forward consent soliciting material to their principals will be reimbursed their customary and reasonable out-of-pocket expenses.

Record Date and Consent Rights

Only our shareholders of record as of the close of business on the record date, August 28, 2013, will be entitled to submit a consent on the accompanying form. On that date, there were outstanding 310,131,415 shares of our common stock. Each share of common stock is entitled to one vote in the consent solicitation. Consents evidencing a majority of the shares entitled to vote are required in order to approve the Proposal. To be counted toward the votes required for approval of the Proposal, your consent must be delivered to us on or before September 12, 2013 (unless this date is extended by our Board of Directors). Under Florida law and our charter documents, abstentions and broker non-votes will have the same effect as withheld consents.

PROPOSAL 1
PROPOSAL TO AMEND OUR ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF OUR COMMON STOCK

Our Board of Directors has proposed to amend our Articles of Incorporation to increase the number of authorized shares of our common stock from 500,000,000 to 2,000,000,000.  A copy of the proposed Articles of Amendment to the Articles of Incorporation (the “Amended Articles”) is attached to the form of Written Consent of Shareholder of Alliqua, Inc. enclosed herewith as Exhibit A.

The Increase in the Number of Authorized Shares of our Common Stock

We are seeking to increase the number of authorized shares of our common stock from 500,000,000 to 2,000,000,000 in order to allow for flexibility with respect to future transactions, including raising additional capital, acquisitions, stock splits and other general corporate purposes. Following the amendment, if approved, each additional share of our common stock authorized by the amendment to the articles of incorporation will have the same rights and privileges as each share of common stock currently authorized or outstanding. The holders of common stock have no preemptive rights. Authorized but unissued shares of our common stock may be issued at such times, for such purposes and for such consideration as our Board of Directors may determine to be appropriate without further authority from our shareholders, except as otherwise required by applicable law or stock exchange policies.

The adoption of this proposed amendment to our articles of incorporation will result in a greater number of shares of common stock available for issuance. There are no current plans to issue additional shares of common stock (other than those shares of common stock issuable if current outstanding warrants or options issued under our 2001 Incentive Stock Purchase Plan and 2011 Long-Term Incentive Plan are exercised). If additional shares of common stock are issued in the future, shareholders would experience a proportionate reduction in their shareholders’ interest with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued other than through a proportional issuance such as a stock split or stock dividend.

Another effect of such increase may be to enable our Board of Directors to render more difficult or to discourage any attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of present management. Our Board of Directors has no such plans at this time. However, the increase in the number of authorized shares of our common stock will allow our Board of Directors to have additional shares of common stock available to effect, unless prohibited by applicable law or other arrangements or restrictions, a sale of shares (either in public or private transactions), merger, consolidation or similar transaction in which the number of our outstanding shares would be increased and would thereby dilute the interest of a party attempting to obtain control of us.

No Rights of Appraisal

Under applicable Florida corporation law, our non-consenting shareholders are not entitled to appraisal rights with respect to the Amended Articles, and we will not independently provide our shareholders with any such right.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock as of the record date is required to approve the amendment to our articles of incorporation. Abstentions and broker non-votes will have the same effect as “no” votes on this proposal.

Effective Time of the Amendment

If shareholder approval is obtained, we plan to file the Amended Articles effecting the increase in the number of authorized shares of our common stock on the later of September 13, 2013 or the earliest date permitted by law.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU CONSENT TO THE APPROVAL OF THE ARTICLES OF AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK FROM 500,000,000 TO 2,000,000,000.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth as of August 28, 2013 (unless otherwise specified) the number and percentage of shares of our common stock beneficially owned by (i) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock and (ii) each of our directors, each of our named executive officers and all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”). Beneficial ownership information is based on the most recent Forms 3, 4 and 5 and Schedules 13D and 13G filings with the SEC and reports made directly to us. In computing the number of shares of common stock beneficially owned by a person and the beneficial ownership percentage of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of August 28, 2013 are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership of our common stock is based upon 310,131,415 shares of common stock outstanding as of August 28, 2013. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.  Unless otherwise indicated in a footnote, the address for each individual listed below is c/o Alliqua, Inc., 850 Third Avenue, Suite 1801, New York, New York 10022.

Person or Group	Number of Shares of Common Stock		Percent
5% Owners
Harborview Advisors, LLC	15,727,394	(1)	5.0%

Frost Gamma Investments Trust	25,761,618	(2)	8.3%
4400 Biscayne Blvd.
Miami, Florida 33137

Officers and Directors
David Stefansky	37,820,292	(3)	11.6%

Richard Rosenblum	42,361,919	(4)	13.0%

Joseph M. Leone	4,290,742	(5)	1.4%

Kenneth Londoner	8,126,166	(6)	2.6%

Kenneth D. Pearsen	721,914	(7)	*

David I. Johnson	17,275,331	(8)	5.3%

Jeffrey Sklar	3,030,000	(9)	1.0%

Jerome Zeldis	25,883,086	(10)	7.9%

Steven Berger	1,750,667	(11)	*

Directors and executive officers as a group (9 persons)	124,556,057		32.6%

*           Represents less than 1%

(1)
Comprised of (i) 14,227,394 shares of our common stock owned directly by Harborview Value Master Fund, L.P., and (ii) 1,500,000 shares of our common stock issuable to Harborview Value Master Fund, L.P. upon exercise of warrants that are currently exercisable.  Harborview Advisors, LLC is the general partner of Harborview Master Fund, L.P. and Harborview Value Master Fund, L.P. and has sole voting and dispositive power over the securities. Richard Rosenblum and David Stefansky are the managing members of Harborview Advisors, LLC and disclaim beneficial ownership of the reported securities, except to the extent of any pecuniary interest in the securities.

(2)	This information is based on a Schedule 13G/A filed on April 3, 2012.

(3)
Comprised of (i) 14,227,394 shares of our common stock owned directly by Harborview Value Master Fund, L.P., (ii) 310,000 shares of our common stock owned directly by Harborview Capital Management, LLC, (iii) 8,548,331 shares of our common stock owned directly by Mr. Stefansky, (iv) 8,499,999 shares of our common stock issuable to Mr. Stefansky upon the exercise of the vested portion of certain stock options, (v) 4,734,568 shares of common stock issuable upon exercise of a warrant held by Mr. Stefansky, and (vi) 1,500,000 shares of our common stock issuable to Harborview Value Master Fund, L.P. upon exercise of warrants that are currently exercisable.  Harborview Advisors, LLC is the general partner of Harborview Value Master Fund, L.P. and has sole voting and dispositive power over the securities. Richard Rosenblum and David Stefansky are the managing members of Harborview Advisors, LLC and Harborview Capital Management, LLC and disclaim beneficial ownership of the reported securities, except to the extent of any pecuniary interest in the securities.

(4)
Comprised of (i) 14,227,394 shares of our common stock owned directly by Harborview Value Master Fund, L.P., (ii) 310,000 shares of our common stock owned directly by Harborview Capital Management, LLC, (iii) 12,173,290 shares of our common stock owned directly by Mr. Rosenblum, (iv) 12,166,667 shares of our common stock issuable to Mr. Rosenblum upon the exercise of the vested portion of certain stock options, (v) 750,000 shares of common stock issuable upon exercise of a warrant held by Mr. Rosenblum, (vi) 617,284 shares of our common stock owned directly by an entity controlled by Mr. Rosenblum, (vii) 617,284 shares of our common stock issuable to an entity controlled by Mr. Rosenblum upon exercise of warrants that are currently exercisable, and (viii) 1,500,000 shares of our common stock issuable to Harborview Value Master Fund, L.P. upon exercise of warrants that are currently exercisable.  Harborview Advisors, LLC is the general partner of Harborview Value Master Fund, L.P. and has sole voting and dispositive power over the securities. Richard Rosenblum and David Stefansky are the managing members of Harborview Advisors, LLC and Harborview Capital Management, LLC and disclaim beneficial ownership of the reported securities, except to the extent of any pecuniary interest in the securities.

(5)
Comprised of (i) 670,371 shares of our common stock owned directly by Mr. Leone, (ii) 3,100,000 shares of our common stock issuable to Mr. Leone upon the exercise of certain vested stock options, and (iii) 520,371 shares of common stock issuable upon exercise of warrants held by Mr. Leone.

(6)
Comprised of (i) 1,859,500 shares of our common stock owned directly by Mr. Londoner, (ii) 5,566,666 shares of our common stock issuable to Mr. Londoner upon the exercise of the vested portion of certain stock options, and (iii) 700,000 shares of common stock issuable upon exercise of a warrant held by Mr. Londoner.

(7)
Comprised of (i) 123,457 shares of our common stock owned directly by Dr. Pearsen, (ii) 475,000 shares of our common stock issuable to Dr. Pearsen upon the exercise of vested stock options, and (iii) 123,457 shares of common stock issuable upon exercise of a warrant held by Dr. Pearsen.

(8)
Comprised of (i) 1,234,568 shares of our common stock owned directly by Mr. Johnson, (ii) 14,806,195 shares of our common stock issuable to Mr. Johnson upon exercise of vested stock options, and (iii) 1,234,568 shares of our common stock issuable upon exercise of warrants held by Mr. Johnson.

(9)
Comprised of (i) 1,000,000 shares of our common stock owned directly by Mr. Sklar, (ii) 30,000 shares of our common stock held in a custodial account for a child, of which Mr. Sklar disclaims beneficial ownership, (iii) 1,500,000 shares of our common stock issuable to Mr. Sklar upon exercise of vested stock options, and (iv) 500,000 shares of our common stock issuable to Mr. Sklar upon exercise of a warrant.

(10)
Comprised of (i) 9,876,543 shares of our common stock owned directly by Dr. Zeldis, (ii) 6,130,000 shares of our common stock issuable to Dr. Zeldis upon the exercise of the vested portion of certain stock options, and (iii) 9,876,543  shares of common stock issuable upon exercise of warrants held by Dr. Zeldis.

(11)	Comprised of (i) 250,667 shares of our common stock owned directly by Mr. Berger, and (ii) 1,500,000 shares of our common stock issuable to Mr. Berger upon exercise of vested stock options.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at our next annual meeting of shareholders must be received by us a reasonable amount of time prior to when we begin to print and send our proxy materials for such meeting. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. If the shareholder fails to give notice a reasonable time prior to when we begin to print and send our proxy materials for such meeting, then the persons named as proxies in the proxies solicited by the Board of Directors for our next annual meeting may exercise discretionary voting power regarding any such proposal.

WRITTEN CONSENT OF SHAREHOLDERS OF ALLIQUA, INC. THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

CONTROL ID:
REQUEST ID:

The undersigned, being a shareholder of record of Alliqua, Inc. (the “Company”) as of August 28, 2013, hereby takes the following action, pursuant to Section 607.0704  of the Florida Business Corporation Act, with respect to all shares of common stock of the Company (“Common Stock”) held by the undersigned, in connection with the solicitation by the Board of Directors of the Company of written consents, pursuant to Section 607.0704  of the Florida Business Corporation Act, to the amendment to the Company’s articles of incorporation to increase the number of authorized shares of the Company’s common stock from 500,000,000 to 2,000,000,000, as the same are described in the Company’s Consent Solicitation Statement dated August 28, 2013, without a meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/ALQA
PHONE:	Call toll free 1-866-752-VOTE (8683)

WRITTEN CONSENT OF SHAREHOLDERS OF ALLIQUA, INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The Board of Directors recommends that Shareholders CONSENT to the proposed amendments.
Proposal 1		à	CONSENT	CONSENT WITHHELD	ABSTAIN

	Proposal to amend the Articles of Incorporation of the Company to increase the number of authorized shares of the Company’s common stock from 500,000,000 to 2,000,000,000.		☐	☐	☐	CONTROL ID:
REQUEST ID:

RESOLVED, that the Articles of Amendment to the Articles of Incorporation of the Company, attached hereto as Exhibit A, is hereby approved and adopted in all respects.

MARK HERE FOR ADDRESS CHANGE ☐
New Address (if applicable): ________________________ ________________________ ________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

INSTRUCTIONS: TO CONSENT, WITHHOLD CONSENT OR ABSTAIN FROM CONSENTING TO THE APPROVAL OF THE PROPOSED AMENDMENT, CHECK THE APPROPRIATE BOX ABOVE. IF NO BOX IS MARKED ABOVE WITH RESPECT TO THE PROPOSAL, THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED TO THE PROPOSAL.

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)
Dated: ________________________, 2013

EXHIBIT A

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
OF
ALLIQUA, INC.

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION
OF
ALLIQUA, INC.

Alliqua, Inc., a corporation organized and existing under and by virtue of the Florida Business Corporation Act of the State of Florida (the “Corporation”), does hereby certify:

FIRST: The name under which the Corporation was originally incorporated was Zeta Corporation.

SECOND: The date on which the Articles of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Florida is October 21, 1997.

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 607.0704 of the Florida Business Corporation Act adopted resolutions to amend the first sentence of ARTICLE V of the Articles of Incorporation of the Corporation to read in its entirety as follows:

“The Corporation shall have the authority to issue 2,000,000,000 shares of common stock, par value $.001 per share.”

FOURTH: These Articles of Amendment to Articles of Incorporation was submitted to the shareholders of the Corporation and was duly approved by the required vote of the shareholders of the Corporation in accordance with Section 607.0704 of the Florida Business Corporation Act.

IN WITNESS WHEREOF, Alliqua, Inc. has caused these Articles of Amendment to be signed by its Chief Executive Officer as of [________], 2013.

By:
David I. Johnson
Chief Executive Officer